Exhibit 10.3

LE@P TECHNOLOGY, INC.

2006 Stock Incentive Plan

(Effective October 30, 2006)

Section 1.	Purpose

The purpose of this Le@P Technology, Inc. 2006 Stock Incentive Plan (the “Plan”) is to enable the Company and any Related Company to attract and retain employees who contribute to the Company’s success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of the Company by giving them an equity interest in the Company.

Section 2.	Definitions

Most definitions used in this document may be found in The Princeton Review Glossary, attached. In addition, though, we will use the following terms:

2.1.	“Board” shall mean the Board of Directors of the Company.
2.2.	“Cause” shall mean:
(a)	dishonesty or the willful engaging by an employee in illegal conduct, if such acts materially injure the company;
(b)

the willful failure of an employee to perform the material duties of his or her employment (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand is delivered to the employee which identifies the manner in which the employee has not substantially performed his or her duties;

(c)	the willful engaging by an employee in gross misconduct in connection with the performance of his or her duties which is materially injurious to his or her employer; or
(d)

disloyalty towards the Company which results in material harm to the Company, which specifically shall include, but not be limited to, actions which are inconsistent with the fiduciary duty owed the Company arising by law from employment as an officer and agent of the Company.

2.3.	A “Change in Control” shall mean:
(a)

an acquisition or acquisitions of 30% or more of the Company’s then issued and outstanding voting stock, with preferred stock on an as-converted basis, that results in a change in the CEO or Chairman of the Board, by an outside entity or entities (as defined below);

(b)

a merger or consolidation of the Company, unless (1) following the transaction, former stockholders of the Company continue to hold at least 50% of the voting stock of the surviving entity or (2) the transaction is effected to implement a recapitalization in which no outside entity or entities acquire control of 50% or more of the Company’s voting stock;

(c)

during any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period);

(d)	a liquidation or dissolution of the Company, or sale of substantially all of its assets to an outside entity or entities; or
(e)	the execution of a binding agreement which, if consummated, would result in a Change in Control as defined above;
(i)

provided, that, notwithstanding anything to the contrary in the foregoing, neither the initial public offering of the common stock of the Company, nor the temporary holding of Company securities by an underwriter pursuant to an offering of such securities, shall be deemed to constitute, or otherwise be treated as, a Change in Control.

(ii)	For purposes of this definition, an “outside entity” includes “person” or “group” within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934.
2.4.	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.5.	“Common Stock” shall mean the common stock of the Company.
2.6.	“Committee” shall mean the Compensation Committee of the Board or such other committee appointed either by the Board or by such Compensation Committee to administer the Plan.
2.7.	“Company” shall mean Le@P Technology, Inc.
2.8.	“Effective Date” shall mean October 30, 2006.

2.9.	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.10.	“Incentive Stock Option” shall mean a Stock Option that is an “incentive stock option” within the meaning of Section 422 of the Code.
2.11.

“Fair Market Value” shall mean the closing sale price of the Stock on a given date as reported on the NASDAQ, or such other national securities exchange as may be designated by the Company, or, in the event that the Stock is not listed for trading on a national securities exchange but is quoted on an automated system, on such automated system. If the Common Stock is not readily tradable on a national securities exchange, the Nasdaq Stock Market, Inc. or any automated quotation system sponsored by the National Association of Securities Dealers, Inc., its Fair Market Value shall be set in good faith by the Committee. For purposes of the grant of any Stock Option, the applicable date shall be the date for which the last sales price is available at the time of grant.

2.12.	“Non-Qualified Stock Option” shall mean a Stock Option which is not an Incentive Stock Option.
2.13.	“Plan” shall mean Le@P Technology, Inc. 2006 Stock Incentive Plan.
2.14.	“Reassigned” shall mean:
(a)	a material detrimental change in an employee’s duties, titles or reporting responsibilities from those in effect;
(b)

the relocation of the employee by more than 50 miles from the office at which he or she was based, or, if the employee consents to relocation, the failure by the Company to pay the Executive’s reasonable moving expenses and indemnify him or her against loss realized in the sale of his or her principal residence in connection with the relocation;

(c)	the Company’s failure to have any successor assume the Agreement; or
(d)	any other material breach by the Company of the Agreement.
2.15.	“Related Company” shall mean any affiliate of the Company designated as such by the Committee.
2.16.	“Restricted Stock” shall mean an award of shares of Stock granted to an employee pursuant to the Stock Incentive Plan.
2.17.	“Stock” shall mean the common stock of the Company.
2.18.	“Stock Incentive Plan” shall mean Le@P Technology, Inc. 2006 Stock Incentive Plan, or any successor plan thereto.
2.19.	“Stock Option” shall mean an award to purchase shares of Stock granted to an employee pursuant to the Stock Incentive Plan, which may be either a Non-Qualified Stock Option or an Incentive Stock Option.

Section 3.	Types of Awards.

Awards under the Plan may be in the form of (a) Non-Qualified Stock Options, (b) Incentive Stock Options and (c) Restricted Stock.

Section 4.	Administration

4.1.

Composition of Committee. The Plan shall be administered by the Committee; provided, however, that to the extent determined necessary to satisfy the requirements for exemption from Section 16(b) of the Exchange Act, with respect to the acquisition or disposition of securities hereunder, action by the Committee may be by a committee composed solely of two or more “non-employee directors,” within the meaning of Rule 16b-3 as promulgated under Section 16(b) of the Exchange Act, appointed by the Board or by the Compensation Committee of the Board, and provided further, that to the extent determined necessary to satisfy the requirements for the exception for “qualified performance-based compensation” under Section 162(m) of the Code, with respect to awards hereunder, action by the Committee may be by a committee comprised solely of two or more “outside directors,” within the meaning of Code Section 162(m), appointed by the Board or by the Compensation Committee of the Board. Members of the Committee shall serve at the pleasure of the Board.

4.2.

Power and Authority of Committee. The Committee shall have the authority to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, subject to the terms of the Plan, the Committee shall have the authority:

(a)	to determine whether and to what extent any award or combination of awards will be granted hereunder;

(b)	to select the individuals to whom awards will be granted;

(c)	to determine the number of shares of Stock to be covered by each award granted hereunder;

(d)	to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

(e)	to determine the treatment of awards upon an employee’s retirement, disability, death, termination for cause or other termination of employment;

(f)

to determine that amounts equal to the amount of any dividends declared with respect to the number of shares covered by an award (including Stock Options) (i) will be paid to the holder of the award currently, (ii) will be deferred and deemed to be reinvested, (iii) will otherwise be credited to the holder of the award, or (iv) that the holder of the award has no rights with respect to such dividends;

(g)	to amend the terms of any award, prospectively or retroactively;
(h)	to substitute new Stock Options for previously granted Stock Options, or for options or other awards granted under other plans; but
(i)	to not impair the rights of the award holder without his or her consent.

4.3.

Determinations of Committee Final and Binding. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

4.4.

Delegation of Authority. The Committee may from time to time delegate to one or more officers of the Company or any Related Company any or all of its authorities granted hereunder except with respect to awards granted to persons subject to Section 16 of the Exchange Act. The Committee shall specify the maximum number of shares that the officer or officers to whom such authority is delegated may issue pursuant to awards made hereunder.

4.5.

Board Approval. Notwithstanding anything in the Plan to the contrary, and to the extent determined to be necessary to satisfy an exemption under Rule 16b-3 with respect to the grant of an award hereunder (and, as applicable, with respect to the disposition to the Company of Stock hereunder), or as otherwise determined advisable by the Committee, the terms of the grant of awards (and, as applicable, any related disposition to the Company) under the Plan shall be subject to the prior approval of the Board. Any prior approval of the Board, as provided in the preceding sentence, shall not otherwise limit or restrict the authority of the Committee to grant awards under the Plan, including, but not limited to, the authority of the Committee to grant awards qualifying for the exception for qualified performance-based compensation under Section 162(m) of the Code and the treasury regulations thereunder.

Section 5.	Stock Subject to Plan; Individual Limit.

5.1.	Eligibility. Officers and other employees of the Company and Related Companies are eligible to be granted awards under the Plan. In addition, a director of or consultant to the Company or a Related Company who is not also an employee of the Company or a Related Company will also be eligible to be granted awards under the Plan. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

5.2.

Shares of Stock subject to Plan. The aggregate number of shares of Common Stock which may be issued or used for reference purposes under this Plan or with respect to which all awards may be granted shall not exceed 6,500,000 shares with respect to all types of awards. The shares of Stock hereunder may consist of authorized but unissued shares or treasury shares. Shares of Stock reserved and available for distribution under the Plan shall be subject to further adjustment as provided below.

5.3.

Cancellation, Surrender or Termination of Awards. To the extent a Stock Option is surrendered, canceled or terminated without having been exercised, or an award is surrendered, canceled or terminated without the award holder having received payment of the award, or shares awarded are surrendered, canceled, repurchased at less than Fair Market Value or forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan. Notwithstanding the foregoing, surrender, cancellation, termination or forfeiture of a Stock Option, to the extent provided under Code Section 162(m) and the treasury regulations thereunder, shall not be disregarded for purposes of applying the individual limit on available shares described in Section 5.3. At no time will the overall number of shares issued under the Plan plus the number of shares covered by outstanding awards under the Plan exceed the aggregate number of shares authorized under the Plan.

5.4.

Individual Limit. Notwithstanding anything to the contrary above, the maximum number of shares of Stock that may be subject to Stock Options granted to any one employee under the Plan shall not exceed 3,250,000.

5.5.

Capital and Corporate Changes. Subject to the provisions of Section 11.1, in the event of any merger, reorganization, consolidation, sale of all or substantially all of the Company’s assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets (including cash) or other change in corporate structure affecting the Stock, an equitable substitution or adjustment, as may be determined to be appropriate by the Committee in its sole discretion, shall be made to prevent dilution or enlargement of the rights of participants under the Plan with respect to the aggregate number of shares reserved for issuance under the Plan, the maximum number of shares of Stock available under the individual limit described in Section 5.3, the identity of the stock or other securities to be issued under the Plan, the number of shares subject to outstanding awards and the amounts to be paid by award holders, the Company or any Related Company, as the case may be, with respect to outstanding awards. Notwithstanding the foregoing, none of the changes in corporate structure affecting the Stock described above shall impair the rights of an then-existing award holder without his or her consent.

Section 6.	Stock Options.

6.1.

Types of Stock Options. The Stock Options awarded under the Plan may be of two types: (a) Non-Qualified Stock Options and (b) Incentive Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

6.2.

Terms of Stock Options Generally. Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

(a)	Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee.

(b)	Option Term. The term of each Stock Option shall be determined by the Committee, but in no case shall the term of a Stock Option exceed ten years and a day.

(c)

Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

(d)

Method of Exercise. Stock Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of unrestricted shares of Stock owned by the optionee for at least six months or subject to awards hereunder, any other manner permitted by law as determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted or deferred in accordance with the original terms of the Restricted Stock so used.

(e)

No Stockholder Rights. An optionee shall have neither rights to dividends (other than amounts credited in accordance with Section 4.2(f)) nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

(f)	Surrender Rights. The Committee may provide that options may be surrendered for cash upon any terms and conditions set by the Committee.

(g)

Non-transferability. No Stock Option shall be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or the Employee Retirement Income Security Act. During the optionee’s lifetime, all Stock Options shall be exercisable only by the optionee. Notwithstanding the above, the Committee may, in its discretion and subject to such limitations and conditions as the Committee deems appropriate, grant Non-Qualified Stock Options on terms that permit the optionee to transfer the option to the optionee’s spouse, children, siblings, parents, or a trust in which these persons have more than fifty percent of the beneficial interest.

(h)

Termination of Employment. If an optionee’s employment with the Company or a Related Company terminates by reason of death, disability, retirement, voluntary or involuntary termination or otherwise, the Stock Option shall be exercisable to the extent determined by the Committee. The Committee may provide that, notwithstanding the option term determined pursuant to Section 6.2, a Stock Option which is outstanding on the date of an optionee’s death shall remain outstanding for an additional period after the date of such death.

6.3.

Special Terms for Incentive Stock Options. Notwithstanding the provisions of Section 6.2, no Incentive Stock Option shall (a) have an option price which is less than 100% of the Fair Market Value of the Stock on the date of the award of the Incentive Stock Option (or, in the case of an employee who owns Stock possessing more than 10% of the total voting power of all classes of stock of the Company (or its parent or subsidiary corporation) (a “10% shareholder”), have an option price which is less than 110% of the Fair Market Value of the Stock on the date of grant), (b) be exercisable more than ten years (or, in the case of a 10% shareholder, five years) after the date such Incentive Stock Option is awarded, or (c) be awarded more than ten years after the date of the adoption of the Plan. Notwithstanding anything to the contrary in this Plan, only employees of the Company or a parent or subsidiary of the Company (as defined in Code Sections 424(e) and 424(f)) shall be eligible to receive awards of Incentive Stock Options. By accepting an Incentive Stock Option granted under the Plan, each such optionee agrees, and any agreement or letter evidencing such option grant shall so provide, that he or she will notify the Company in writing immediately after such optionee makes a “disqualifying disposition” (as provided in Sections 421, 422 and 424 of the Code and the treasury regulations thereunder) of any Stock acquired pursuant to the exercise of an Incentive Stock Option granted under the Plan.

Section 7.	Restricted Stock.

Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

7.1.

The Restricted Stock award shall specify the number of rights to purchase and number of shares of Restricted Stock that may be purchased, the price, if any, to be paid by the recipient of the rights to purchase Restricted Stock (which shall in no event be less than par value), and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon the completion of a specified period of service with the Company or a Related Company, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

7.2.

Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee’s name, but the Committee may direct that such certificates be held by the Company on behalf of the employee. Except as may be permitted by the Committee, no share of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death) free of all restrictions.

7.3.

The Committee may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

7.4.

Except as may be provided by the Committee, in the event of an employee’s termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee shall provide that (i) the purchase price paid by the employee with respect to such shares shall be returned to the employee or (ii) a cash payment equal to such Restricted Stock’s Fair Market Value on the date of forfeiture, if lower, shall be paid to the employee.

7.5.	The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee’s Restricted Stock.

Section 8.	Tax Withholding.

8.1.

Tax Withholding. Each employee shall, no later than the date as of which the value of an award (or portion thereof) first becomes includible in the employee’s income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award (or portion thereof). The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent required by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee including, but not limited to, the right to withhold shares of stock otherwise deliverable to the employee with respect to any awards hereunder.

8.2.

Use of Stock to Satisfy Withholding Obligations. To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may irrevocably elect to have the withholding tax obligation or any additional tax obligation with respect to any awards hereunder satisfied by (a) having the Company withhold shares of Stock otherwise deliverable to the employee with respect to the award, (b) delivering to the Company shares of unrestricted Stock, or (c) through any combination of withheld and delivered shares of Stock, as described in (a) and (b).

Section 9.	Amendments and Termination.

The Board or the Committee may discontinue the Plan at any time and may amend it from time to time. No such action of the Board or the Committee shall require the approval of the stockholders of the Company, unless such stockholder approval is required by applicable law or by the rules or regulations of any securities exchange or regulatory agency, or is otherwise determined necessary or desirable, in the sole discretion of the Committee, to enable transactions associated with grants of Stock Options and Restricted Stock, and purchases of Restricted Stock to qualify for an exemption from Section 16(b) of the Exchange Act or to qualify for the exception for qualified performance-based compensation under Section 162(m) of the Code. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the award holder’s written consent.

Section 10.	Change in Control.
10.1.

Vesting or Assumption of Obligations. Unless otherwise determined by the Committee at the time of grant or by amendment (with the holder’s consent) of such grant, in the event of a Change in Control all outstanding Stock Option awards under the Plan shall become fully vested and exercisable and the restrictions and deferral limitations applicable to all outstanding Restricted Stock awards under the Plan shall lapse and such awards shall be deemed fully vested immediately prior to the effective date of the Change in Control unless the surviving, continuing, or purchasing corporation, or a parent or subsidiary thereof, as the case may be (the “surviving corporation”), assumes such awards or substitutes equivalent awards therefor. Any Stock Options which are neither assumed or substituted for by the surviving corporation in connection with the Change in Control nor exercised as of the effective date of the Change in Control shall terminate and cease to be outstanding as of the effective date of the Change in Control.

10.2.

Termination of Employment. If in connection with or within one year following a Change in Control, an employee’s employment is terminated by the successor corporation without Cause, or if the employee then terminates employment after being Reassigned, all awards then held by the employee under the Plan shall become fully vested and exercisable, and the restrictions and deferral limitations applicable to any such awards shall lapse and such awards shall be deemed fully vested.

Section 11.	General Provisions.

11.1.

Additional Requirements. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body or (c) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

11.2.

Plan Not a Contract of Employment. The Plan is not an employment contract and neither the Plan nor any action taken hereunder shall be construed as giving to a Participant the right to be retained in the employ of the Company or a Related Company. The Company or, as applicable, the Related Company may terminate the Participant’s employment as freely and with the same effect as if the Plan were not in existence. Nothing set forth in the Plan shall prevent the Company or a Related Company from adopting other or additional compensation arrangements.

11.3.

Determinations Not Uniform. Determinations by the Committee under the Plan relating to the form, amount, and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

11.4.

Indemnification. No member of the Board or the Committee, nor any officer or employee of the Company or a Related Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board and the Committee, and all officers or employees of the Company and Related Companies acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

11.5.

Awards not Includable for Benefit Purposes. Income recognized by an employee pursuant to the Plan shall not be included in the determination of benefits under any other executive compensation or employee benefit or other compensatory plan of the Company or a Related Company, or any entity controlled by the Company or a Related Company, except as specifically provided in any such other plan or as otherwise provided by the Committee.

11.6.

Severability. If any provision of the Plan is held to be void, illegal, unenforceable or otherwise in conflict with the law governing the Plan, such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and the other provisions of the Plan shall remain in full force and effect.

11.7.

Legal Interpretation/Governing Law. The text of the Plan shall control and the headings to the Sections are for reference purposes only and do not limit or extend the meaning of any of the Plan’s provisions. Except as to matters of federal law, the Plan and all rights thereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to the principles of conflicts of law thereof.

Section 12.	Effective Date and Duration.

The Plan shall be effective on October 30, 2006, subject, to the extent required by law, to approval by the Company’s stockholders. The Plan shall be amended and restated effective as of the Effective Date, subject, to the extent required by law, to approval by the Company’s stockholders. No awards of Stock Options or Restricted Stock shall be made under the Plan after the date that is ten years from the Effective Date.